CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File Nos. 33-60495, 333-107873, 333-104253 and 333-104252) and Form S-3 (File Nos. 333-39554, 333-57501, 333-70229, 333-86037 and 333-86153) of Alpharma, Inc. of our report dated March 31, 2005 relating to the financial statements, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Florham Park, NJ

March 31, 2005